                                                                    Exhibit 23.5


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-05997 of C.R. Bard, Inc. on Form S-3 of our report dated 7th August 1996 (relating to the financial statements of Impra, Inc. and subsidiaries as 30th June 1996 and 1995 and for the years then ended, not included herein) appearing in the Form 8-K dated 16 September 1996 of C.R. Bard, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


MORLEY & CO.                            /s/ Morley & Co.
Registered Auditors
1-3 Devizes Road
Old Town
Swindon
Wiltshire
SN1 4BJ

                                        14th November 1996

                                       11